Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 333-286937) of Summit Hotel Properties, Inc.,
(2)Registration Statement (Form S-8 No. 333-172145) pertaining to the 2011 Equity Incentive Plan of Summit Hotel Properties, Inc.,
(3)Registration Statement (Form S-8 No. 333-206050) pertaining to the 2011 Equity Incentive Plan of Summit Hotel Properties, Inc.,
(4)Registration Statement (Form S-8 No. 333-256268) pertaining to the 2011 Equity Incentive Plan of Summit Hotel Properties, Inc.
(5)Registration Statement (Form S-8 No. 333-279767) pertaining to the 2024 Equity Incentive Plan of Summit Hotel Properties, Inc.

of our reports dated February 25, 2026, with respect to the consolidated financial statements and schedule of Summit Hotel Properties, Inc. and the effectiveness of internal control over financial reporting of Summit Hotel Properties, Inc. included in this Annual Report (Form 10-K) of Summit Hotel Properties, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Austin, Texas
February 25, 2026